BYLAWS

OF

CANNAGISTICS, INC.

Article I. Meetings of Shareholders

Section 1.  Annual Meeting.  The annual meeting of the shareholders of this Company shall be held at the time and place designated by the Board of Directors of the Company.  Business transacted at the annual meeting shall include the election of directors of the Company.

Section 2.  Special Meetings.  Special meetings of the shareholders shall be held when directed by the Board of Directors.

Section 3.  Place.  Meetings of shareholders may be held within or without the State of Delaware.

Section 4.  Notice.  Written notice (including, where applicable, any notice required by the rules of the Securities and Exchange Commission) stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the meeting, by first class mail or email to the extent permitted under the rules of the Securities and Exchange Commission, by or at the direction of the Board of Directors to each shareholder of record entitled to vote at such meeting.  Such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Company, with postage prepaid thereon or when emailed (if authorized). The provisions of Section 229 of the Delaware General Corporation Law (the “DGCL”) as to waiver of notice are applicable. Only the Board of Directors shall have the power to call an annual or special meeting of shareholders.

Section 5.  Notice of Adjourned Meetings.  When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting.  If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of adjourned meeting, shall be given as provided in this section to each shareholder of record on the new record date entitled to vote at such meeting.

Section 6.  Closing of Transfer Books and Fixing Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 60 days.  If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting.

In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for the determination of shareholders, such date in any case to be not more than 60 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the day preceding the day on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 7.  Shareholder Quorum and Voting.  A one-third of the outstanding shares of each class or series of voting stock then entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.  When a specified item of business is required to be voted on by a class or series of stock, one-third of the outstanding shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

For all matters other than election of directors as otherwise provided by law, by applicable stock exchange rules, by the certificate of incorporation or these bylaws, if a quorum is present, all actions taken by the holders of a majority of the votes cast on a proposal, excluding abstentions, shall be the act of the shareholders, and when approval of a class or series is required, the affirmative vote of the majority of the votes cast on a proposal, excluding abstentions, by the holders of shares of such class or series shall be the act of such class or series.

If a quorum is present, the affirmative vote of the majority of the votes cast for or against a proposal shall be the act of the shareholders unless otherwise provided by the DGCL or these bylaws; provided, however that the directors of the Company shall be elected by a plurality of such shares.

After a quorum has been established at a shareholders’ meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section 8.  Voting of Shares.  Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as may be otherwise provided in a certificate of designation filed with the Delaware Secretary of State.

Treasury shares, shares of stock of this Company owned by another corporation, the majority of the voting stock of which is owned or controlled by this Company, and shares of stock of this Company, held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

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A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.

At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the bylaws of the corporate shareholder; or, in the absence of any applicable bylaw, by such person as the Board of Directors of the corporate shareholder may designate.  Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate shareholder.  In the absence of any such designation, or in case of conflicting designation by the corporate shareholder, the chairman of the board, chief executive officer, president, any vice president, secretary and treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.  Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

Section 9.  Proxies.  Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting of a shareholders’ duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy.

Every proxy must be signed by the shareholder or his attorney in-fact.  No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

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A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.

At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the bylaws of the corporate shareholder; or, in the absence of any applicable bylaw, by such person as the Board of Directors of the corporate shareholder may designate.  Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate shareholder.  In the absence of any such designation, or in case of conflicting designation by the corporate shareholder, the chairman of the board, chief executive officer, president, any vice president, secretary and treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.  Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

Section 9.  Proxies.  Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting of a shareholders’ duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy.

Every proxy must be signed by the shareholder or his attorney in-fact.  No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

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which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the Board of Directors (6) with respect to each nominee for election or re-election to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Section 10(e), and (7) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected); and (B) the information required by Section 10(b)(iv). The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(ii)           For business other than nominations for election to the Board of Directors to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of Section 10(a), the shareholder must deliver written notice to the secretary at the principal executive offices of the Company on a timely basis as set forth in Section 10(b)(iii), and must update and supplement such written notice on a timely basis as set forth in Section 10(c).  Such shareholder’s notice shall set forth:  (A) as to each matter such shareholder proposes to bring before the meeting, (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting, (2) the text of the proposal to be presented at the meeting, (3) a statement in support of the proposal, (4) a representation that such shareholder intends to appear in person, by remote communication, if applicable, or by proxy at the meeting to bring such business before the meeting, (5) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (6) the class, series and number of shares of the Company which are owned of record and beneficially owned by the shareholder, and (7) any material interest (including any anticipated benefit of such business to any Proponent (as defined below) other than solely as a result of its ownership of the Company’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate) in such business of any Proponent; and (B) the information required by Section 10(b)(iv).

(iii)          To be timely, the written notice required by Section 10(b)(i) or 10(b)(ii) must be received by the secretary at the principal executive offices of the Company not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date on which the Company released its proxy materials to its shareholders for the prior year’s annual meeting of shareholders or any longer period provided for by applicable law; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, for notice by the shareholder to be timely, such shareholder’s written notice must be delivered to the secretary not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made, whichever is later.  Notwithstanding the foregoing, in no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above.

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(iv)          The written notice required by Section 10(b)(i) or 10(b)(ii) shall also set forth, as of the date of the notice and as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”): (A) the name and address of each Proponent, as they appear on the Company’s books; (B) the class, series and number of shares of the Company that are owned beneficially and of record by each Proponent; (C) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (D) a representation that the Proponents are holders of record or beneficial owners, as the case may be, of shares of the Company entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section 10(b)(i)) or to propose the business that is specified in the notice (with respect to a notice under Section 10(b)(ii)); (E) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees (with respect to a notice under Section 10(b)(i)) or to carry such proposal (with respect to a notice under Section 10(b)(ii)); (F) to the extent known by any Proponent, the name and address of any other shareholder supporting the proposal on the date of such shareholder’s notice; and (G) a description of all Derivative Transactions (as defined below) by each Proponent during the previous 12 month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions.

For purposes of Sections 10 and 11, a “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial owner:

(w)           the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the Company,

(x)            which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the Company,

(y)            the effect or intent of which is to mitigate loss, manage risk or benefit of security value or  price changes, or

(z)             which provides the right to vote or increase or decrease the voting power of, such Proponent, or any of its affiliates or associates, with respect to any securities of the Company,

which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the Company held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member.

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(c)          A shareholder providing written notice required by Section 10(b)(i) or (ii) shall update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the meeting and (ii) as of the date that is five business days prior to the meeting and, in the event of any adjournment or postponement thereof, five  business days prior to any adjournment or postponement thereof.  In the case of an update and supplement pursuant to clause (i) of this Section 10(c), such update and supplement shall be received by the secretary at the principal executive offices of the Company not later than five business days after the record date for the meeting.  In the case of an update and supplement pursuant to clause (ii) of this Section 10(c), such update and supplement shall be delivered to, or mailed and received by, the secretary at the principal executive offices of the Company not later than two business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two business days prior to any adjournment or postponement thereof.

(d)          Notwithstanding anything in Section 10(b)(iii) to the contrary, in the event that the number of directors in an Expiring Class (as defined below) is increased and there was no appointment of a director made or no public announcement of an appointment of a director to fill such vacancy is made by the Company at least 10 days before the last day a shareholder may deliver a notice of nomination in accordance with Section 10(b)(iii), a shareholder’s notice required by this Section 10 and which complies with the requirements in Section 10(b)(i), other than the timing requirements in Section 10(b)(iii), shall also be considered timely, but only with respect to nominees for any new positions in such Expiring Class, created by such increase, if it shall be received by the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.  For purposes of this Section 10(d), an “Expiring Class” shall mean a class of directors whose term shall expire at the next annual meeting of shareholders.

(e)          To be eligible to be a nominee for election or re-election as a director of the Company pursuant to a nomination under clause (iii) of Section 10(a), such nominee or a person on his or her behalf must deliver (in accordance with the time periods prescribed for delivery of notice under Section 10(b)(iii) or Section 10(d), as applicable) to the secretary at the principal executive offices of the Company a written questionnaire with respect to the background and qualification of such nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in the form provided by the secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company in the questionnaire or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Company that has not been disclosed therein; and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with, all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

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(f)          A person shall not be eligible for election or re-election as a director unless the person is nominated either in accordance with clause (i), (ii) or (iii) of Section 10(a). Except as otherwise required by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these bylaws and, if any proposed nomination or business is not in compliance with these bylaws, to declare that such defective proposal or nomination shall not be presented for shareholder action at the meeting and shall be disregarded. Notwithstanding anything in these bylaws to the contrary, unless otherwise required by law, if a shareholder intending to make a nomination at a meeting pursuant to Section 10(b)(i) or to propose business at a meeting pursuant to Section 10(b)(ii) does not provide the information in the shareholder’s notice required under Section 10(b)(i) or 10(b)(ii), as applicable, within the applicable time periods specified in this Section 10 (including any update and supplement required under Section 10(c)), or the shareholder (or a qualified representative of the shareholder) does not appear at the meeting to make such nomination or to propose such business, or the Proponents shall not have acted in accordance with the representations required under Section 10(b)(iv)(E), such nomination or proposal shall not be presented for shareholder action at the meeting and shall be disregarded, as determined by the chairman of the meeting as described above, notwithstanding that proxies in respect of such nominations or such business may have been solicited or received.

(g)          In order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholders’ meeting, a shareholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder.   Nothing in these bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to the rules and regulations under the Exchange Act; provided, however, that any references in these bylaws to the Exchange Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals and/or nominations to be considered pursuant to Section 10(a)(iii) of these bylaws.

(h)          For purposes of Sections 10 and 11,

(i)            “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; and

(ii)           “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933.

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Article II. Director

Section 1.  Function.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board of Directors.

Section 2.  Qualification.  Directors need not be residents of this state or shareholders of this Company.

Section 3.  Compensation.  The Board of Directors shall have authority to fix the compensation of directors.

Section 4.  Duties of Directors.  A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

(a)           one or more officers or employees of the Company whom the director reasonably believes to be reliable and competent in the matters presented,

(b)           counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person’s professional or expert competence, or

(c)           a committee of the Board of Directors upon which he does not serve, duly designated in accordance with a provision of the certificate of incorporation or the bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a director of the Company.

Section 5.  Presumption of Assent.  A director of the Company who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

Section 6.  Number.  This Company shall have no less than one nor greater than 11 directors.  The number of directors may be established from time-to-time by resolution of the Board of Directors, but no decrease shall have the effect of shortening the terms of any incumbent director.

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Section 7.  Election and Term.  Each person named in the certificate of incorporation as a member of the initial Board of Directors and all other directors appointed by the Board of Directors to fill vacancies thereof shall hold office until the first annual meeting of shareholders, and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death. At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect directors to hold office until the next succeeding annual meeting.  Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

Section 8.  Vacancies.  Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors despite having less than a quorum of the Board of Directors.  A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

Section 9.  Removal of Directors. At a meeting of the shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares of each class or series of voting stock, present in person or by proxy, then entitled to vote at an election of directors.

Section 10.  Quorum and Voting.  A majority of the number of directors then serving as directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 11.  Director Conflicts of Interest.  No contract or other transaction between this Company and one or more of its directors or officers or any other corporation, firm, association or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

(a)           The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

(b)           The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

(c)           The contract or transaction is fair as to the Company at the time it is authorized by the board, a committee or the shareholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

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Section 12.  Place of Meeting.  Regular and special meetings by the Board of Directors may be held within or without the State of Delaware.

Section 13.  Time, Notice and Call of Meetings.  Notice of the time and place of meetings of the Board of Directors shall be given to each director by either personal delivery, any form of electronic notice including email or facsimile transmission, as long as the director is able to retain a copy of the notice, at least one day before the meeting.

Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all obligations to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place.  Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Meetings of the Board of Directors may be called by the chief executive officer or president of the Company or by any director.

Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.  Participation by such means shall constitute presence in person at a meeting.

Section 14.  Action Without a Meeting.  Any action required to be taken at a meeting of the directors of the Company, or any action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action to be taken, signed by all of the directors, is filed in the minutes of the proceedings of the Board.  Such consent shall have the same effect as a unanimous vote.

Section 15.  Committees.  The Board of Directors may designate from among its members such committees it deems prudent, such as, but not limited to, an executive committee, an audit committee, and a compensation committee and nominating committee.

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Article III. Officers

Section 1.  Officers.  The officers of this Company shall consist of a chief executive officer, a president, a chief financial officer, a chief marketing officer, any vice president(s) designated by the Board of Directors, a secretary, a treasurer and such other officers as may be designated by the Board of Directors, each of whom shall be elected by the Board of Directors from time to time.  Any two or more offices may be held by the same person.  The failure to elect any of the above officers shall not affect the existence of this Company.

Section 2.  Duties.  The officers of this Company shall have and perform the powers and duties usually pertaining to their respective offices, the powers and duties prescribed by these bylaws, any additional powers and duties as may from time to time be prescribed by the Board of Directors and such other duties as delegated by the chief executive officer including the following:

The chief executive officer shall have general and active management of the business and affairs of the Company subject to the directions of the Board of Directors.

The president shall be responsible for overseeing all academic matters, ensuring that the Company complies with all regulations related to its business, and establishing all academic standards.  He shall also perform such duties as are conferred upon him by the chief executive officer of the Company and as may be prescribed by the Board of Directors.

The chief financial officer shall keep correct and complete records of account, showing accurately at all times the financial condition of the Company and be primarily responsible for all filings with the Securities and Exchange Commission.   He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Company and shall perform such other duties as may be prescribed by the Board of Directors.  In the absence of a resolution of the Board of Directors appointing a different officer, the chief financial officer shall act when the chief executive officer is unavailable.

The chief marketing officer shall be responsible for the sales and marketing efforts with respect to the Company’s business and shall perform such other duties as may be conferred on him by the chief executive officer or as may be prescribed by the Board of Directors.

Any other vice president(s) shall perform such duties as may be prescribed by the Board of Directors or the chief executive officer and shall act whenever the chairman and chief executive officer shall be unavailable.

The secretary shall have custody of and maintain all of the corporate records except the financial records, shall record the minutes of all meetings of the shareholders and whenever else required by the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors.

The treasurer shall be the legal custodian of all monies, notes, securities and other valuables that may from time to time come into the possession of the Company.  He shall immediately deposit all funds of the Company coming into his hands in some reliable bank or other depositary to be designated by the Board of Directors and shall keep this bank account in the name of the Company.

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Section 3.  Removal of Officers.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment the best interests of the Company will be served thereby.

Any officer or agent elected by the shareholders may be removed only by vote of the shareholders, unless the shareholders shall have authorized the directors to remove such officer or agent.

Any vacancy, however, occurring, in any office may be filled by the Board of Directors.

Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.

Article IV. Stock Certificates

Section 1.  Issuance.  Every holder of shares in this Company shall be entitled to have a certificate, representing all shares to which he is entitled.  No certificate shall be issued for any share until such share is fully paid.

Section 2.  Form.  Certificates representing shares in this Company shall be signed by the chairperson or vice-chairperson, the president or vice president and the secretary or an assistant secretary or treasurer or assistant treasurer and may be sealed with the seal of this Company or a facsimile thereof. The signature of the chairperson or vice-chairperson, the president or vice president and the secretary or assistant secretary or treasurer or assistant treasurer may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Company itself or an employee of the Company.  In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the date of its issuance.

Every certificate representing shares issued by this Company shall set forth or fairly summarize upon the face or back of the certificate, or shall state that the Company will furnish to any shareholder upon request and without charge a full statement of, the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, and the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

Every certificate representing shares which are restricted as to the sale, disposition, or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the Company will furnish to any shareholder upon request and without charge a full statement of, such restrictions.

Each certificate representing shares shall state upon its face:  the name of the Company; that the Company is organized under the laws of this state; the name of the person or persons to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value.

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In lieu of issuing stock certificates, the Company may issue shares without certificates in book entry form.

Section 3.  Transfer of Stock.  Except as provided in Section 4 of this Article, the Company shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney, and the signature of such person has been guaranteed by a commercial bank or trust company or by a member of the New York Stock Exchange or any successor thereto.

Section 4.  Off-Shore Offerings.  In all offerings of equity securities pursuant to Regulation S of the Securities Act of 1933 (the “Securities Act”), the Company shall require that its stock transfer agent refuse to register any transfer of securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or an available exemption under the Securities Act.

Section 5.  Lost, Stolen or Destroyed Certificates.  The Company shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issuance of a new certificate before the Company has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) gives bond in such form as the Company may direct, to indemnify the Company, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction, or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the Company.

Article V. Books and Records

Section 1.  Books and Records.  This Company shall keep correct and complete records and books of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees of directors.

This Company shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders, and the number, class and series, if any, of the shares held by each.

Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

Any person who shall have been a holder of record of shares or of voting trust certificates therefor at least six months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent of the outstanding shares of any class or series of the Company, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose its relevant books and records of accounts, minutes and records of shareholders and to make extracts therefrom.

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Section 2.  Financial Information. Not later than three months after the close of each fiscal year, this Company shall prepare a balance sheet showing in reasonable detail the financial condition of the Company as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the Company during its fiscal year.

Upon the written request of any shareholder or holder of voting trust certificates for shares of the Company, the Company shall mail to such shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

The balance sheets and profit and loss statements shall be filed in the registered office of the Company in this state, shall be kept for at least five years, and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

Article VI. Dividends

The Board of Directors of this Company may, from time to time, declare and the Company may pay dividends on its shares in cash, property or its own shares, except when the Company is insolvent or when the payment thereof would render the Company insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the certificate of incorporation, subject to the following provisions:

(a)           Dividends in cash or property may be declared and paid, except as otherwise provided in this section, only out of the unreserved and unrestricted earned surplus of the Company or out of capital surplus, howsoever arising but each dividend paid out of capital surplus shall be identified as a distribution of capital surplus, and the amount per share paid from such surplus shall be disclosed to the shareholders receiving the same concurrently with the distribution.

(b)           Dividends may be declared and paid in the Company’s own treasury shares.

(c)           Dividends may be declared and paid in the Company’s own authorized but unissued shares out of any unreserved and unrestricted surplus of the Company upon the following conditions:

(1)           If a dividend is payable in shares having a par value, such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend.

(2)           If a dividend is payable in shares without a par value, such shares shall be issued at such stated value as shall be fixed by the Board of Directors by resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect of such shares; and the amount per share so transferred to stated capital shall be disclosed to the shareholders receiving such dividend concurrently with the payment thereof.

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(d)           No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless the certificate of incorporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.

(e)           A split-up or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the Company shall not be construed to be a share dividend within the meaning of this section.

Article VII. Corporate Seal

The Board of Directors may adopt a corporate seal.

Article VIII. Amendment

These bylaws may be repealed or amended, and new bylaws maybe adopted, by the Board of Directors or the shareholders in accordance with Section 109 of the DGCL.

Article IX. Exclusive Jurisdiction and Venue

Section 1. Delaware Chancery Court. The certificate of incorporation of the Company, these bylaws and the internal affairs of the Company shall be governed by and interpreted under the laws of the State of Delaware, excluding its conflict of laws principles. Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company (except to the extent that the Exchange Act provides otherwise), (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer (or affiliate of any of the foregoing) of the Company to the Company or the Company’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Company’s certificate of incorporation or bylaws, or (iv) any other action asserting a claim arising under, in connection with, and governed by the internal affairs doctrine.

Section 2. United States District Court. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive jurisdiction for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Section 3. Exclusive Venue. The federal district courts of the United States of America located in the State of Delaware shall be the exclusive venue with respect to any cause of action arising under the Securities Act or the Exchange Act.

Section 4. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of this Article.

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